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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

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               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                            PRIME GROUP REALTY TRUST
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             (Exact name of registrant as specified in its charter)

                Maryland                            36-4173047
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois    60601
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(Address of principal executive offices)             (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration file number to which this form relates: 333-33547

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class       Name of each exchange on which
          to be so registered       each class is to be registered
          -------------------       ------------------------------
          Common Shares of          New York Stock Exchange
          Beneficial Interest,
          par value $0.01 per
          share


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)



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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

               The information included under the caption "Description of Shares of Beneficial Interest" in the Preliminary Prospectus contained in Amendment No. 4 to Registration Statement on Form S-11 (Registration No. 333-33547) of Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), filed with the Securities and Exchange Commission on November 7, 1997 relating to the description of the Common Shares of Beneficial Interest, par value $0.01 per share, of the Company is incorporated by reference herein.



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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    PRIME GROUP REALTY TRUST



                                    By: /s/ Robert J. Rudnik
                                        ------------------------
                                        Robert J. Rudnik
                                        Executive Vice President
                                        and General Counsel


Dated: November 7, 1997



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